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Exhibit 16.1

[LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]

January 30, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

        We have read the statements made by Kenexa Corporation (copy attached), which we understand will be filed with the United States Securities and Exchange Commission, pursuant to Item Item 304 of Regulation S-K, as part of Kenexa's Registration Statement on Form S-1 to be filed on or about January 30, 2006. We agree with the statements concerning our Firm in such Form S-1.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

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[LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]